Exhibit 107.1
Calculation of Filing Fee Tables
Form
F-4
(Form Type)
Banco Bilbao Vizcaya Argentaria, S.A.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity (1)	Ordinary shares, with a par value of € 0.49 per share	457(c) and 457(f)(1)	334,639,136	N/A	$3,474,824,729.04	$ 147.60 per $1 ,000,000	$512,884.13

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$3,474,824,729.04		$512,884.13

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$512,884.13

(1)
Amount registered represents the maximum number of registered ordinary shares of Banco Bilbao Vizcaya Argentaria, S.A. estimated to be issuable pursuant to the U.S. tranche of the exchange offer described in the registration statement on Form
F-4
with which this exhibit is filed, calculated as (i)
1,616,307,025
, which is the estimated maximum number of shares of Banco de Sabadell, S.A., with a nominal value of
€
0.125 per share (“Banco Sabadell shares”), held by U.S. holders as of July 25, 2024, divided by (ii) the exchange ratio of
4.83
.

The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the securities being registered was calculated as the product obtained by multiplying (i)
€
1.98125
, the average of the high and low sales prices per Banco Sabadell share on July 25, 2024, as reported by the Spanish Stock Exchanges, and (ii) 1,616,307,025, the estimated maximum number of Banco Sabadell shares held by U.S. holders that may be exchanged in the U.S. tranche of the exchange offer.
The maximum aggregate offering price and the amount of registration fee are calculated on the basis of the Euro/U.S. dollar exchange rate as of July 25, 2024 of
€
1.00/U.S$1.0851, as published by the European Central Bank.